UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2007

SPLINTERNET HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 333-134658

Delaware	22-393-8509
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

535 Connecticut Avenue, 2nd floor
Norwalk, Connecticut	06854
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 354-9164

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01	Entry into a Material Definitive Agreement.

On December 10, 2007, the Company entered into a Value-Added Reseller Agreement with Vidiation, LLC (“Vidiation”) under which the Company has appointed Vidiation as an authorized, non-exclusive value-added reseller and channel or alliance partner of the Company in order to develop and license applications pertaining to the a networked radiation detection device developed by the Company (the “Splinternet Radiation Detection Product”). Vidiation is a development-stage company with technology to identify radioactive materials by analyzing streams of data from video surveillance systems (the “Vidiation Radiation Detection Product”). On the same date, the Company also entered into a Value-Added Reseller Agreement with Vidiation under which Vidiation has appointed the Company as an authorized, non-exclusive value-added reseller and channel or alliance partner of Vidiation in order to develop and license applications pertaining to the Vidiation Radiation Detection Product. Both agreements provide, among other things, for the Company and Vidiation to provide its respective radiation detection product to the other for research and product development purposes and a second system for demonstration purposes, and each will provide integration and marketing support, training and technological support for its product to the other. Also, each will provide, in its capacity as a reseller of the other’s product, certain training and end user support. The initial term of each agreement is three years subject to earlier termination as described in each agreement.

Other than in respect of the aforesaid agreements, there is no material relationship between the Company and its affiliates and Vidiation.

The foregoing description of the aforesaid agreements is qualified in its entirety by the full text of such documents which are filed as Exhibits 10.1 and 10.2 to this report and incorporated by reference into this Item 1.01.

There can be no assurance that the Company will ever achieve revenues or net income from its radiation detection device or the relationships described above, or that any of such products will be commercially successful.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Value-Added Reseller Agreement between Splinternet Holdings, Inc. and Vidiaition, LLC, as Reseller, dated December 10, 2007

10.2	Value-Added Reseller Agreement between Splinternet Holdings, Inc., as Reseller, and Vidiaition, LLC, dated December 10, 2007

99.1	Press release dated December 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLINTERNET HOLDINGS, INC. (Registrant)

Dated: December 12, 2007	By: /s/ James C. Ackerly
Name: James C. Ackerly
Title: Chief Executive Officer and President